Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Boqii Holding Limited of our report dated July 22, 2021 relating to the financial statements, which appears in Boqii Holding Limited’s annual report on Form 20-F for the year ended March 31, 2021.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

May 30, 2022

普华永道中天会计师事务所(特殊普通合伙)

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

42/F New Bund Center, 588 Dongyu Road, Pudong New Area, Shanghai 200126, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com